UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14(C)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report March 22, 2005

Dark Dynamite, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

23723P 10 2 (CUSIP Number)	65-1021346 (IRS Employer Identification Number)

c/o Jared Gold, President

63 West 100 South 2nd Floor Studio, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 746-3435

(Registrant's telephone number, including area code)

We Are Not Asking You For a Proxy

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[ X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[ ] Definitive Information Statement

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Dark Dynamite, Inc.

(Name of Registrant as Specified in its Charter)

--------------------

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Dark Dynamite Inc.

63 West 100 South, 2nd Floor Studio

Salt Lake City, Utah 84101

Notice of Action by Board of Directors

Taken on March 16, 2005

To the Stockholders of Dark Dynamite, Inc.:

This Information Statement is furnished to the stockholders of Dark Dynamite, Inc., a Nevada corporation (the Company), in connection with the following corporate action approved by the Board of Directors of the Company:

    Amendment to the articles of incorporation to conduct a 1000 for 1 reverse stock split of the $0.0001 par value shares of the issued and outstanding Common Stock. This action will decrease the authorized shares of common stock from its current number of 5,000,000,000 to 5,000,000. The number of preferred shares authorized will remain at 5,000,000.

The Company is not asking you for a proxy and you are requested not to send a proxy. Your vote or consent is not requested or required to approve the above amendments to the Company's article of incorporation. This Information Statement is provided solely for your information.

Only stockholders of record at the close of business on March 16, 2005 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

By Order of the Board of Directors

__/s/ Jared Gold________________

Jared Gold, President & Director

This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by the Board of Directors to amend Dark Dynamite, Inc.'s Articles of Incorporation.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Dark Dynamite, Inc., a Nevada Corporation (the "Company"), in connection with resolutions of the Board of Directors providing for the filing with the State of Nevada of a Certificate of Change Pursuant to NRS 78.209:

    The filing with the State of Nevada of a Certificate of Amendment to conduct a 1000 for 1 reverse stock split of the $0.0001 par value shares of the Common Stock. This action will decrease the authorized shares of common stock from its current number of 5,000,000,000 to 5,000,000. The number of preferred shares authorized will remain at 5,000,000.

Action to Authorize a Reverse Stock Split of the Authorized Common Stock of the Company

The Company's Articles of Incorporation, as currently in effect authorizes the Company to issue up to 5,000,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share. The Board of Directors has approved the reverse split of the common stock on a 1 for 1,000 basis. Upon the filing of the Amended Articles of Incorporation, the Company will be authorized to issue 5,000,000 shares of common stock, $0.0001 par value per share, the number of authorized preferred shares will remain the same at 5,000,000 shares, with a $0.10 par value per share.

The Board of Directors believes that it is in the Company's and the Company's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide the Company with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate, understandings, agreements or commitments to issue additional shares of stock for any purposes.

The Board of Directors believes that the reverse stock split will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek further increases in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed. Under the Company's Articles of Incorporation, the Company stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the increase in the Company's authorized capital with the intent that it be utilized as a type of anti-takeover device.

If all shares of additional common stock resulting from the reverse stock split as authorized by the described amendment to the Articles of Incorporation were issued, the current shareholders would be diluted to less than 0.0001% of the common stock issued and outstanding at that point in time.

The Board of Directors and a person owning the majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved resolutions to effect the reverse stock split of the issued and outstanding common stock or the recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about March 28, 2005.

The Form 10-QSB filed by the Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. The Company is presently A current@ in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of fractional shares (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK.

Q. WHY HAS THE PROPOSAL BEEN MADE TO AUTHORIZE A REVERSE SPLIT IN THE NUMBER OF COMMON SHARES?

A. Our Board of Directors believes that the proposed reverse split in the number of common stock would enable Dark Dynamite to respond to potential business opportunities, provide sufficient shares for its employee stock benefit plan and to pursue important objectives that may become available to the Company. Accordingly, the board of directors believes that it is in the best interests of stockholders to conduct a reverse split of the number of common shares outstanding. Our Board of Directors believes that the resulting shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of the Company's business or product lines through the acquisition of other businesses or products. The Board of Directors also believes the proposed change to the shares of common stock will enable Dark Dynamite and its subsidiaries to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 1,000 BASIS?

A. The Board seeks approval of a reverse stock split of the common stock of up to 1 for 1,000 shares of the currently issued common stock. It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO CONDUCT THE PROPOSED REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the common stock, as in the best interest of Dark Dynamite and the best interest of the current shareholders of Dark Dynamite.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Dark Dynamite your class of stock and the number of shares that you hold will be affected as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 750 shares of common stock will become a holder of one (1) share of common stock in the event that the board approves a 1 for 1,000 reverse stock split, a holder of 1,800 shares of common stock would become the holder of two (2) shares of common stock. The reverse stock split will not will result in different classes or additional shares being sent to existing shareholders.

Q. WILL THE PROPOSED REVERSE SPLIT OF THE COMMON STOCK RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed reverse stock split is intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of the board of directors is required, a vote of the shareholders is not necessary to conduct the reverse stock split as proposed.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Jared Gold, President of Dark Dynamite, Inc. 63 West 100 South, Second Floor Studio, Salt Lake City, Utah 84101, telephone: (801) 746-3435.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on March 1, 2005 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding approximately 1,660,839,355 shares of $0.0001 par value common stock. Richard D. Surber, by virtue of his position as President of Diversified Holdings X, Inc., holds voting control of 1,254,857 shares of the $0.10 par value preferred stock of the Company as of the record date, these shares represent 31,371,425 votes. Richard Surber, as president of Diversified Holdings X, Inc. has consented to the action required to effect the proposed amendments to the Company's Articles of Incorporation. Richard Surber personally owns 3,745,143 shares of the Company's preferred stock as of the record date, these shares represent 93,628,575 votes. Mr. Surber has personally consented to the action to amend the Company's Articles of Incorporation. These consents will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company common stock and voting preferred stock as issued and outstanding as of March 16, 2005 (the numbers reflect the 1 for 2,000 reverse split authorized by the board of directors and effective as of November 17, 2004) by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

Title of Class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Jared Gold 63 W. 100 S., 2nd Floor Salt Lake City, Utah 84101	70,000	7.27%
Common Stock	Richard Surber, President Diversified Holdings X, Inc. 59 W. 100 S. Second Floor Salt Lake City, Utah 84101	201(1)	0.02%
Common Stock	Richard Surber, President Hudson Consulting Group, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	250(1)	0.03%
Preferred Stock	Richard Surber, President Diversified Holdings X, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	1,254,857(1)(2)	25.1%
Preferred Stock	Richard Surber 59 West 100 South, Second Floor Salt Lake City, Utah 84101	3,745,143(3)	74.9%
Common Stock	All Executive Officers and Directors as a Group	70,000	7.27%

As of March 1, 2005, the Company had 1,660,839,355 shares of its common voting stock issued and outstanding and 5,000,000 shares of its preferred stock issued and outstanding. All references to the number of shares reflect the 1 for 2,000 reverse stock split of the common stock that has been authorized by the Board of Directors and effective as of November 17, 2004.

  Richard Surber is the President of Diversified Holdings X, Inc. and Hudson Consulting Group, Inc. and has sole power to vote and sell the shares of the Company held by the two named corporations.

  Preferred shares have voting and conversion rights on a 1 for 25 basis, the 1,254,857 shares of preferred stock held by Diversified Holdings X, Inc. thus represent 31, 371,425 shares of common stock for voting purposes.

  The 3,745,143 shares of preferred stock held by Richard Surber personally have voting and conversion rights on a 1 for 25 basis, this number of shares thus represent 93,628,575 shares of common stock for voting purposes.

VOTE REQUIRED FOR APPROVAL

Section 78.207 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect a change in the number of issued and authorized shares of stock of a Nevada corporation are set forth in Section 78.207. Section 78.207 provides that such a change must be adopted by the Board of Directors without obtaining the approval of the stockholders.

ITEM 2.

STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 3.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning Dark Dynamite, Inc. including its Form S-3 registration statement, Form 10-KSB for the year ended December 31, 2003 and quarterly reports on Form 10-QSB for the past three quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: March 22, 2005

By Order of the Board of Directors

__/s/ Jared Gold_____________

Jared Gold, President and Director

Exhibit "A"

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

Dark Dynamite, Inc.

Pursuant to Section 78.207 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Dark Dynamite, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

Pursuant to the provisions of Section 78.207, the amendment contained herein was duly approved and adopted by the board of directors of the Corporation.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on March 21, 1995.

SECOND: The following amendments carrying out a reverse stock split of the authorized common stock on a one (1) for one thousand (1,000) basis thus reducing the number of authorized shares from 5,000,000,000 to 5,000,000, all fractional shares will be rounded up to the next number of whole shares and shall be effective on the date stated in the Corporation's filing with the Secretary of State in Nevada.

THIRD: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Five Million (5,000,000) having par value of $0.0001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.0001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this 22nd day of March, 2005.

/s/ Jared Gold .

Jared Gold, President, and Director

CONSENT TO ACTION BY SHAREHOLDERS

The following undersigned shareholders hereby consent to the adoption of an amendment to the Articles of Incorporation by Dark Dynamite, Inc. pursuant to Section 78.209 of the Nevada Revised Statutes, in the form and contents as set forth in the attachment hereto.

These shareholders represent 125,070,451 voting shares or 99% of the issued and outstanding voting rights of Dark Dynamite, Inc. entitled to vote and includes 100% of the 5,000,000 shares of preferred stock that represent 125,000,000 votes (on a 1 for 25 voting basis for the preferred shares).

Diversified Holdings X, Inc. By: __/s/ Richard Surber______ Richard Surber, President 31,371,626 votes Richard Surber /s/ Richard Surber . 93,628,575 votes	Hudson Consulting Group, Inc. By: /s/ Richard Surber Richard Surber, President 250 votes Jared Gold /s/ Jared Gold . 14,000,000 votes